UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2009

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Note: This amendment to the form 8-K of Kana Software, Inc. filed May 19, 2009 is being made to correct certain typographical errors contained therein.

(b)	On May 18, 2009, Michael J. Shannahan, Chief Financial Officer of Kana Software, Inc. (“KANA”), retired from KANA to pursue other interests. Jay Jones, KANA’s Chief Administrative Officer will assume the role of interim Chief Financial Officer.

(c)	On May 18, 2009, Jay Jones was appointed interim Chief Financial Officer of KANA, and William Feichtmann was appointed Chief Accounting Officer of KANA.

Since September 2006, Mr. Jones has served as our Senior Vice President and Chief Administrative Officer. Mr. Jones served as Senior Vice President, Chief Information Officer of VERITAS Software Corporation, an enterprise storage and performance company, from September 2004 to December 2005. From January 1999 to September 2004, Mr. Jones served as Chief Administrative Officer of VERITAS Software Corporation, and from March 1993 to January 1999, he served as Vice President, General Counsel and Secretary of VERITAS Software Corporation and OpenVision Technologies, Inc., which was acquired by VERITAS Software Corporation. Prior to OpenVision Technologies, Inc., Mr. Jones was senior corporate counsel for Oracle Corporation. Mr. Jones holds a B.S. degree in architecture from Howard University, an M.S. degree in City Planning from the University of California at Berkeley and a J.D. degree from the University of California at Berkeley. Mr. Jones is a member of the California Bar.

Mr. Feichtmann is a Certified Public Accountant and has served as our Vice President of Finance since February 2006. Mr. Feichtmann served as Vice President and Corporate Controller of GoRemote Internet Communications, an international provider of secure access to corporate networks, from May 2003 to February 2006. Previously, Mr. Feichtmann has over 30 years of experience having held various senior finance positions with companies in Silicon Valley. Mr. Feichtmann holds a B.S. degree in business administration with a concentration in accounting from California State University, San Jose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ Michael S. Fields
Michael S. Fields
Chief Executive Officer

Date: May 20, 2009